Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S 3 of Genesis Energy, L.P. of our report dated March 16, 2012 relating to the financial statements of Marathon Offshore Pipeline L.L.C., which appears in Genesis Energy L.P.’s Current Report on Form 8 K/A dated March 20, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 23, 2012